As filed with the Securities and Exchange Commission on June 28, 2001
                                               Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                                Monsanto Company
             (Exact name of registrant as specified in its charter)

                Delaware                              43-1878297
    (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)             Identification Number)

                          800 NORTH LINDBERGH BOULEVARD
                            ST. LOUIS, MISSOURI 63167
              (Address of registrant's principal executive offices)
                             ----------------------

            Monsanto Company ERISA Parity Savings and Investment Plan
                              (Full title of plan)

                                Charles W. Burson
             Executive Vice President, Secretary and General Counsel
                                Monsanto Company
                          800 North Lindbergh Boulevard
                            St. Louis, Missouri 63167
                                 (314) 694-1000
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------ ----------------------------------- ---------------------------
                      Title of                                  Proposed Maximum                   Amount of
            Securities To Be Registered                    Aggregate Offering Price (1)          Registration Fee
------------------------------------------------------ ----------------------------------- ---------------------------
Savings and Investment Plan Obligations (2)........               $24,000,000                      $6,000.00
------------------------------------------------------ ----------------------------------- ---------------------------

(1) Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance Rule 457(o).
(2) The Savings and Investment Plan Obligations are unsecured obligations of Monsanto Company to pay deferred compensation in accordance with the terms of the Monsanto Company ERISA Parity Savings and Investment Plan.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Monsanto Company (the "Registrant") with the Securities and Exchange Commission ("SEC") under SEC File Number 1-16167 are hereby incorporated by reference in this registration statement and made a part hereof:

     (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 2000;

     (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     (c) Exhibit 99.1 to Item 7(c) of Registrant's Current Report on Form 8-K, dated February 6, 2001, filed with the SEC on February 6, 2001; and

     (d) Registrant's Definitive Proxy Statement for its 2001 Annual Meeting filed with the SEC on March 16, 2001.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all Savings and Investment Plan Obligations (the "Obligations") registered hereby have been sold or which deregisters the Obligations then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

     The Obligations are unsecured obligations of the Registrant to pay employees' compensation which has been deferred under the terms of the Monsanto Company ERISA Parity Savings and Investment Plan (the "Plan"). The Obligations rank equally with all other unsecured and unsubordinated indebtedness of the Registrant.

     Compensation deferred ("Employee Deferrals") by a participating employee (a "Participant"), together with any employer contribution ("Employer Match"), are held in the general funds of the Registrant. The Registrant establishes individual bookkeeping accounts for each Participant. Employee Deferrals are allocated to a Participant's accounts in accordance with investment alternatives selected by the Participant and the terms of the Plan. Investment alternatives include (i) two stock accounts (one for Employee Deferrals and the other for Employer Match) treated as though invested in the common stock of Registrant's principal stockholder, Pharmacia Corporation ("Stock Accounts") and (ii) accounts treated as though invested in certain pre-mixed diversified portfolios or managed investment funds specified in the Plan. Employer Matches are automatically treated as invested in one of the Stock Accounts, subject to certain exceptions. Employee Deferrals and Employer Matches treated as invested in the Stock Accounts accrue dividend equivalents that are treated as reinvested. A Participant's Stock Accounts reflect, in all other respects, share ownership for events such as a stock split, but a Participant has no voting rights.

     Neither the establishment of individual bookkeeping accounts for Participants nor the allocation or reservation by Registrant of funds with respect to such accounts shall be deemed to have created a trust, and no Participant shall have an ownership interest in any such account. A
Participant's rights to any amounts credited to his accounts are not transferable or assignable.

     Obligations are not subject to redemption, in whole or in part by Participants, except upon termination of employment or death as specified in the Plan. The Registrant reserves the right to amend, merge, consolidate, or terminate the Plan at any time, except that such action shall not adversely affect the amount that any Participant is entitled to receive.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware provides as follows:

     A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     As permitted by the DGCL, the Registrant has included in its certificate of incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Registrant's certificate of incorporation and bylaws provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

     Pharmacia Corporation maintain directors and officers liability insurance for the benefit of the Registrant's directors and officers.

Item 7.  Exemption From Registration Claimed.

     Not Applicable

Item 8.  Exhibits.

4.1  Monsanto Company ERISA Parity Savings and Investment Plan

5.1  Opinion of Sonnenschein Nath & Rosenthal

23.1 Consent of Deloitte & Touche LLP

23.2 Consent of Sonnenschein Nath & Rosenthal (reference is made to Exhibit
     5.1 hereto)

24.1 Power of Attorney

Item 9.  Undertakings.

(a)  The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
          Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the restated certificate of incorporation and by-laws of the Registrant and the provisions of the Delaware law described under Item 6 above, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 28th day of June, 2001.

                                 Monsanto Company

                                 By:      /s/Hendrik A. Verfaillie
                                    --------------------------------------------
                                    Name: Hendrik A. Verfaillie
                                    Title: President And Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.

                 Signature                                            Title                                     Date
                 ---------                                            -----                                     ----

                  *                             Chairman of the Board and Director                         June 28, 2001
------------------------------------
     Frank V. Atlee III

/s/Hendrik A. Verfaillie                        President, Chief Executive Officer and Director            June 28, 2001
------------------------------------
     Hendrik A. Verfaillie                      (Principal Executive Officer)

                  *                             Director                                                   June 28, 2001
------------------------------------
     Hakan Astrom

                  *                             Director                                                   June 28, 2001
------------------------------------
     Christopher J. Coughlin

                  *                             Director                                                   June 28, 2001
------------------------------------
     Michael Kantor

                  *                             Director                                                   June 28, 2001
------------------------------------
     C. Steven McMillan

                  *                             Director                                                   June 28, 2001
------------------------------------
     William U. Parfet

                  *                             Director                                                   June 28, 2001
------------------------------------
     John S. Reed

                  *                             Executive Vice President and Chief Financial               June 28, 2001
------------------------------------
     Terrell K. Crews                           Officer (Principal Financial Officer)

                  *                             Vice President and Controller (Principal                   June 28, 2001
------------------------------------
     Curt Tomlin                                Accounting Officer)


* Michael L. DeCamp, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

                                            /s/ Michael L. DeCamp
                                            ------------------------------------
                                            By:  Michael L. DeCamp
                                                 Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit Number                    Description
--------------                    -----------

        4.1         Monsanto Company ERISA Parity Savings and Investment Plan
        5.1         Opinion of Sonnenschein Nath & Rosenthal
       23.1         Consent of Deloitte & Touche LLP
       23.2 Consent of Sonnenschein Nath & Rosenthal (reference is made to Exhibit 5.1 hereto)
       24.1         Power of Attorney